                                                  REGISTRATION NO. 333-


                                  FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  RPC, INC.
             (Exact name of registrant as specified in its charter)



            DELAWARE                                           58-1550825
(STATE OF OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)


             2170 PIEDMONT ROAD, N.E. ATLANTA, GEORGIA     30324
              (Address of Principal Executive Offices)   (Zip Code)

                 RPC, Inc. 1994 Employee Stock Incentive Plan
                           (Full title of the plan)

                              R. RANDALL ROLLINS,
                             CHAIRMAN OF THE BOARD
                            2170 PIEDMONT ROAD, N.E.
                             ATLANTA, GEORGIA 30324
                    (Name and address of agent for service)


                                 (404) 321-2140
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             Jonathan Golden, Esq.
                          Arnall Golden & Gregory, LLP
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3450
                                (404) 873-8500


                        CALCULATION OF REGISTRATION FEE*


                                     PROPOSED       PROPOSED
                                     MAXIMUM        MAXIMUM
  TITLE OF                           OFFERING      AGGREGATE      AMOUNT OF
SECURITIES TO      AMOUNT TO BE       PRICE         OFFERING     REGISTRATION
BE REGISTERED       REGISTERED      PER SHARE        PRICE           FEE
-------------      ------------     ---------     ----------     ------------
Common Stock         800,000          $27.66      $22,128,000      $6,706.00
$.10 Par Value       Shares


------------------
* Calculated pursuant to Rule 457(h), based upon the average of the high and low prices reported for the Common Stock on The New York Stock Exchange on November 11, 1997.

                                  PART II
                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

    Item 3. Incorporation of Documents by Reference. The following documents are incorporated by reference in the Registration Statement:

    (a) The registrant's annual report on Form 10-K for the year ended December 31, 1996.

    (b) The Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

    (c) All other reports filed by the registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1996.

    (d) The description of the registrant's Common Stock contained in the registrant's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

    Item 4. Description of Securities. Not applicable.

    Item 5. Interests of Named Experts and Counsel.   Certain legal matters
will be passed upon for the Company by   Arnall Golden & Gregory, Atlanta,
Georgia.

    Item 6. Indemnification of Directors and Officers. The registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides for indemnification of officers, directors and other persons for losses and expenses incurred under certain circumstances. Section 145 of the Delaware Code authorizes indemnification when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as a director, officer, employee or

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agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in or not opposed to the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred and amounts paid in such proceeding if actually and reasonably incurred by him or her in connection therewith. If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct. The registrant's Bylaws provide for indemnification of officers, directors and the registrant's general counsel to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

    Item 7. Exemption from Registration Claimed. Not applicable.

    Item 8. Exhibits. The following exhibits are furnished as part of this Registration Statement:


EXHIBIT NO.                   EXHIBITS
-----------  ----------------------------------------------------
     5       Opinion of Arnall Golden & Gregory, LLP regarding legality

    23(a)    Consent of Arnall Golden & Gregory, LLP (included in Exhibit No. 5)

    23(b)    Consent of Arthur Andersen LLP


    Item 9. Undertakings.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


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            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in
Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                SIGNATURE

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 14, 1997.


                                           RPC, Inc.


                                           By:
                                               -----------------------------
                                               R. Randall Rollins
                                               Chairman of the Board of
                                               Directors (Principal Executive
                                               Officer)


                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Richard A. Hubbell and Ben M. Palmer his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                            Title                        Date
-------------                        -----                        ----

------------------------     Chairman of the Board            November 14, 1997
R. Randall Rollins           and Chief Executive Officer
                             (Principal Executive Officer)

------------------------     Chief Financial Officer          November 14, 1997
Ben M. Palmer                and Treasurer
                             (Principal Financial
                             and Accounting Officer)


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------------------------     Director                         November 14, 1997
Bobby Joe Cudd

------------------------     Director                         November 14, 1997
Richard A. Hubbell

------------------------     Director                         November 14, 1997
James A. Lane, Jr.

------------------------     Director                         November 14, 1997
Wilton Looney

------------------------     Director                         November 14, 1997
Gary W. Rollins

------------------------     Director                         November 14, 1997
John W. Rollins

------------------------     Director                         November 14, 1997
Henry B. Tippie

------------------------     Director                         November 14, 1997
James B. Williams




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                       EXHIBITS TO REGISTRATION STATEMENT

                                  ON FORM S-8

                                   RPC, Inc.

                                 EXHIBIT INDEX


EXHIBIT NO.         EXHIBIT
-----------  -------------------------------------------------------

    5        Opinion of Arnall Golden & Gregory, LLP regarding legality

   23(a)     Consent of Arnall Golden & Gregory, LLP (included in Exhibit No. 5)

   23(b)     Consent of Arthur Andersen LLP